As filed with the Securities and Exchange Commission on May 24, 1996
                                                     Registration No. ________
 _____________________________________________________________________________
 _____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    ________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ________

                               DIME BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                    11-3197414
     (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

        589 Fifth Avenue, New York, New York                  10017
     (Address of Principal Executive Offices)               (Zip Code)

                  DIME BANCORP, INC. STOCK INCENTIVE PLAN and
                  DIME BANCORP, INC. 1991 STOCK INCENTIVE PLAN
                           (Full Title of the Plans)

                              GENE C. BROOKS, ESQ.
                               Dime Bancorp, Inc.
                  589 Fifth Avenue, New York, New York  10017
                    (Name and Address of Agent for Service)

                                 (212) 326-6170
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
Title of                                               Proposed
Securities           Amount         Proposed           Maximum         Amount of
to be                 to be     Maximum Offering  Aggregate Offering  Registration
Registered         Registered   Price per Share*        Price*            Fee
- ----------------------------------------------------------------------------------
Common Stock,
par value $0.01    1,500,000**      $12.0625        $18,093,750.00     $6,239.22
- -----------------------------------------------------------------------------------

* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common

Stock of the Company as reported on the New York Stock Exchange on May 22, 1996, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. Stock Incentive Plan and Dime Bancorp, Inc. 1991 Stock Incentive Plan.

** This Registration Statement relates to such additional shares of Common Stock as may be issuable pursuant to adjustments, as provided in Section 4.3 of the Dime Bancorp, Inc. 1991 Stock Incentive Plan, for stock dividends, splits, combinations or other changes or recapitalizations.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also covers the shares of Common Stock previously registered under Registration Statement No. 33-88552.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (1) The Company's Registration Statement on Form S-8 No. 33-88552 as filed with the Commission on January 18, 1995.

          (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-13094), as amended by Amendment No. 1 on Form 10-K/A filed on May 15, 1996.

          (3) The Company's Current Report on Form 8-K, dated April
26, 1996.

          (4) The Company's Current Report on Form 8-K, dated May
21, 1996.

          (5) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Company's Common Stock.

          (6) The Company's Registration Statement on Form 8-A as filed with the Commission on November 3, 1995, which includes a description of the Stock Purchase Rights associated with the Company's Common Stock.

          (7) The Company's Quarterly Report on Form 10-Q for the first quarter 1996 filed on May 14, 1996.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of any post-effective amendment indicating that all stock offered has been sold or deregistering all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of May, 1996.

                              DIME BANCORP, INC.



                              By:  /s/ James M. Large, Jr.
                                   ---------------------------------------------
                                   James M. Large, Jr.
                                   Chairman of the Board and
                                   Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes James M. Large, Jr., Lawrence J. Toal and Gene C. Brooks, and each of them, as attorneys-in-fact, to sign on his or her behalf, individually and in each capacity stated below, and to file any amendment, including post-effective amendments, to this Registration Statement.


   Signature                        Title                          Date
   ---------                        -----                          ----


/s/ James M. Large, Jr.             Chairman of the Board,      May 23, 1996
- ------------------------------      Chief Executive Officer
James M. Large, Jr.                 and Director (Principal
                                    Executive Officer)




/s/ Lawrence J. Toal                President, Chief            May 23, 1996
- ------------------------------      Operating Officer and
Lawrence J. Toal                    Director




/s/ Harold E. Reynolds              Controller                  May 23, 1996
- ------------------------------      (Principal Financial and
Harold E. Reynolds                  Accounting Officer)

/s/ Derrick D. Cephas               Director                    May 23, 1996
- ------------------------------
Derrick D. Cephas



/s/ Frederick C. Chen               Director                    May 23, 1996
- ------------------------------
Frederick C. Chen



/s/ J. Barclay C. Collins II        Director                    May 23, 1996
- ------------------------------
J.  Barclay Collins II



/s/ Richard W. Dalrymple            Director                    May 23, 1996
- ------------------------------
Richard W. Dalrymple



/s/ E. Charlotte Fanta              Director                    May 20, 1996
- ------------------------------
E. Charlotte Fanta



/s/ James F. Fulton                 Director                    May 20, 1996
- ------------------------------
James F. Fulton



/s/ Murray Handwerker               Director                    May 20, 1996
- ------------------------------
Murray Handwerker



/s/ Virginia M. Kopp                Director                    May 23, 1996
- -------------------------------
Virginia M. Kopp



/s/ John Morning                    Director                    May 20, 1996
- -------------------------------
John Morning

/s/ Margaret G. Osmer McQuade       Director                    May 23, 1996
- ------------------------------
Margaret G. Osmer-McQuade



                                    Director                    May   , 1996
- ------------------------------                                      --
Sally Hernandez-Pinero



/s/ Dr. Paul A. Qualben             Director                    May 23, 1996
- ------------------------------
Dr. Paul A. Qualben



/s/ Eugene G. Schulz, Jr.          Director                    May 23, 1996
- ------------------------------
Eugene G. Schulz, Jr.



/s/ Howard Smith                    Director                    May 20, 1996
- ------------------------------
Howard Smith



/s/ Dr. Norman R. Smith             Director                    May 18, 1996
- ------------------------------
Dr. Norman R. Smith



/s/ Ira T. Wender                   Director                    May 23, 1996
- ------------------------------
Ira T. Wender

                                                Registration No. __________

_______________________________________________________________________________
_______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                _______________

                                    EXHIBITS

                                       to

                                    FORM S-8


                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                                _______________


                               DIME BANCORP, INC.


_______________________________________________________________________________
_______________________________________________________________________________

                                 EXHIBIT INDEX



                                                  Sequentially
                                                    Numbered
Exhibit No.                                           Page
- ----------                                          --------

  4.1    Copy of the Dime Bancorp, Inc. 1991 Stock
         Incentive Plan, as amended and restated..        11

  5.1    Opinion of Counsel regarding the
         Legality of the Common Stock
         Being Registered by the Company..........        22

 23.1    Consent of Counsel
         (included in the Opinion of Counsel
         filed as Exhibit 5.1)                            22

 23.2    Consent of KPMG Peat Marwick LLP.........        23

 24      Power of Attorney
         (included in the Signature Page of this
         Registration Statement)..................         6
